Trinity Learning Corporation Names Rich Marino as Chief Operating Officer

Management and Publishing Executive to Lead Global Integration and
Expansion

BERKELEY, Calif., May 17, 2004. Trinity Learning Corporation ("Trinity Learning"), a publicly held Utah corporation, announced today the appointment of Rich Marino Chief Operating Officer. Marino has over 20 years of senior executive management experience in global operations, product development and sales for major publishing and media companies such as IDG, CNET, Ziff-Davis and Harcourt Brace Jovanovich.

Douglas Cole, Chief Executive Officer of Trinity Learning said, "We are extremely fortunate to add someone with Rich Marino's strong track record and proven operational skills to our executive management team. Rich will immediately focus on the integration of the five operating companies we acquired around the world in the past 12 months, with an emphasis on creating a cohesive global operation that can respond to new customer opportunities efficiently and profitably. In addition, Rich will be responsible for operations improvement, management processes and short-term strategic/tactical issues such as expanding the depth and breadth of Trinity Learning's education, training and career development products and
services   where his international content and media experience will prove invaluable."

Marino added, "Joining Trinity Learning offers me a tremendous opportunity to draw upon my professional experience to help build a global company serving the $2 trillion market brought about by the convergence of workplace learning, higher education, skills training, certifications, and other career and personal development. I believe the insatiable appetite around the world for access to information and education that empowers enterprises and individuals to transform themselves through learning will only increase the demand for Trinity Learning's products and services."

Prior to joining Trinity Learning, Marino was formerly Chief Operating Officer of CNET Networks Inc., one of the largest Web properties in the world. President of CNET.com, Marino was responsible for all P&L, sales, human resources, products, technology, and broadcasting operations. During his tenure, the company grew revenue from $50 million to over $200 million. In that position Marino oversaw several acquisitions, including the acquisition of CNET's major competitor, ZDNet. Post acquisition he was promoted to Chief Operating Officer of CNET Networks Inc. Direct reports included all division presidents, along with human resources and technology for the entire global organization. Other responsibilities included architecting and leading the integration of three distinct brands (CNET, ZDNet and mySimon.com) under the CNET Networks umbrella.

Prior to CNET, Marino was an Executive Vice President of International Data Group (IDG), the world's leading IT media, research and exposition company with global revenue of $2 billion. He served as President and Chief Executive Officer of PC World Communication Inc., an IDG business unit, during his tenure the magazine grew to become the leading monthly publication in its field and in circulation, revenue and profit growth achieving over $100 million in annual revenue. Marino managed all aspects of the company with full P&L responsibility and also led the international product line of PC World throughout the world - distributing 30 versions in different languages.

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Most recently, Marino was Vice President & Publisher for Dowden Health
Media, a health media company that specializes in communications to both consumers and physicians. Responsibilities included increasing operating revenues in the existing publications, launching new products and identifying and closing hospital sponsorships across the Western states.

About Trinity Learning Corporation
Trinity Learning Corporation, a publicly held Utah corporation (OTCBB:
TTYL), is a global learning company specializing in technology-enabled training, education, and certification services to major customers in multiple global industries. The company is expanding worldwide by acquiring and integrating companies that provide innovative workplace learning solutions in strategic geographic markets and industry segments, and through strategic business development initiatives. During 2003 Trinity Learning acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. The company acquired an additional operating subsidiary in Norway in early 2004. During the remainder of 2004 Trinity Learning expects to acquire and integrate additional companies with established customer bases, proprietary learning systems and content. The company's strategy is to increase market penetration and the depth and breadth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices and other sales representation around the world.


FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.